Exhibit 23.2




                        [PUGH & COMPANY, P.C. LETTERHEAD]




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders
United Tennessee Bankshares, Inc.
Newport, Tennessee

We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 and in the related Prospectus, of our report dated March 16, 2001, relating to the financial statements of United Tennessee Bankshares, Inc., incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.





                                                 /s/ Pugh & Company, P.C.
                                                 Certified Public Accountants
                                                 Knoxville, Tennessee
                                                 October 12, 2001